Nuveen Municipal High Income Opportunity Fund N-14-8C/A

Exhibit 99.14(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Nuveen Municipal High Income Opportunity Fund of our report dated July 28, 2025, relating to the financial statements and financial highlights which appears in Nuveen Missouri Quality Municipal Income Fund’s Certified Shareholder Report on Form N-CSR for the year ended May 31, 2025 and our report dated October 29, 2025, related to the financial statements and financial highlights which appears in Nuveen New Jersey Quality Municipal Income Fund and Nuveen Pennsylvania Quality Municipal Income Fund’s Certified Shareholder Reports on Form N-CSR for the year ended August 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Experts”, “Appointment of the Independent Registered Public Accounting Firm” and “Supplemental Financial Information and Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
December 10, 2025